Exhibit 99.1

Exhibit 99.1

INTERNATIONAL PAPER

John V. Faraci Chairman & CEO

UBS Global Paper & Forest Products Conference

September 14, 2005

U.S. Forestlands

Southern harvest profile

IP’s southern harvest profile and mix are projected to improve significantly over time

M Tons

30,000 25,000 20,000 15,000 10,000 5,000 0

1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014

Softwood Pulpwood

Softwood Sawtimber

Hardwood Pulpwood

Hurricane Katrina

Impact on IP

Katrina’s impact not yet fully quantifiable but likely to negatively affect third and fourth quarter earnings

People

None of our employees were physically injured by Katrina and the resulting flooding

Facilities

Sustained no direct damage

Temporary outages at two wood products facilities and one Arizona Chemical plant Reducing production at some mills due to chemical shortages

Forestlands

No direct damage to our forests – fuel shortages and FEMA hiring will impact loggers / transporters at some level /

Hurricane Katrina

Impact on IP (cont’d)

Energy

Delivery slowdowns due to railroad availability and fuel supply Commodity prices up

Chemicals

Some direct impact on producers of optical brighteners, sulfuric acid, caustic…

Transportation

Situation has been difficult but manageable

Rail car supply has been difficult at Vicksburg, Miss., but acceptable at other mill locations in the area

Diesel fuel supply and higher prices an issue

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